Exhibit 99.2

Occidental Petroleum Corporation

Return on Capital Employed

For the Twelve Months Ended December 31,

Reconciliation to Generally Accepted Accounting Principles (GAAP)

$ in millions

	2012	2013
RETURN ON CAPITAL EMPLOYED (%)	10.3	12.2

	2012	2013
GAAP measure - earnings applicable to common shareholders	$4,598	$5,903
Interest expense (see detail below)	117	110
Tax effect of interest expense	(41)	(39)
Earnings before tax-effected interest expense	$4,674	$5,974

GAAP stockholders’ equity	$40,048	$43,372

Debt
GAAP debt
Debt, including current maturities	$7,623	$6,939

Total capital employed	$47,671	$50,311

ROCE	10.3	12.2

Interest Expense Detail	2012	2013
Oxy public debt	$117	$110